STOCK DELIVERY AGREEMENT
This agreement (“Agreement”) is made and entered into as of March 1, 2013 by and among Clearwire Communications LLC, a Delaware limited liability company (“Clearwire Communications”), Clearwire Finance, Inc., a Delaware corporation (“Clearwire Finance” and together with Clearwire Communications, the “Issuers”), and Clearwire Corporation, a Delaware corporation (“Parent”).
WHEREAS, Parent is the managing member of Clearwire Communications, and Clearwire Communications is the sole owner of Clearwire Finance;
WHEREAS, the Issuers and Parent have entered into a Note Purchase Agreement dated as of December 17, 2012, as amended by the First Amendment to the Note Purchase Agreement, dated as of January 31, 2013, and the Second Amendment to the Note Purchase Agreement, dated as of February 26, 2013, (as amended, the “Purchase Agreement”) with Sprint Nextel Corporation (the “Purchaser”), providing for the issuance and sale by the Issuers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), of up to $800 million in aggregate principal amount of the Issuers’ 1.00% Exchangeable Notes due 2018 (the “Notes”) to the Purchaser, which Notes are exchangeable under certain circumstances into shares of Class A common stock, par value $0.0001 per share, of Parent (the “Class A Shares”) or, at the Purchaser’s option, Class B common stock of the Parent (the “Class B Shares”) and Class B common units of Clearwire Communications; and
NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants contained herein, the parties agree as follows:
Agreement
1.If the Issuers are required or choose to deliver Class A Shares to the holders of the Notes in accordance with the terms of the Notes and the Indenture, dated as of March 1, 2013 (the “Indenture”), by and among the Issuers, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “Trustee”), related to the Notes, then, to the extent necessary to enable the Issuers to satisfy such obligation, Parent agrees to issue to the holders of the Notes the number of Class A Shares that the Issuers are obligated to deliver, and the Issuers hereby direct Parent to deliver, or cause to be delivered, such Class A Shares to the holders of the Notes on behalf of the Issuers in accordance with the Indenture. Any Class A Shares delivered by Parent to the holders of the Notes on behalf of the Issuers shall be upon issuance fully paid and non-assessable by Parent and free from all taxes, liens and charges with respect to the issue thereof.
2.    If the Class A Shares are listed on a national securities exchange or automated quotation system, Parent agrees to use its reasonable best efforts to cause the Class A Shares required to be delivered by the Issuers to the holders of the Notes upon exchange of the Notes to be listed on such national securities exchange or automated quotation system.

3.    If the Issuers are required or choose to deliver Class B Units and Class B Shares to the holders of the Notes in accordance with the terms of the Notes and the Indenture, then, to the extent necessary to enable the Issuers to satisfy such obligation, the Issuers agree to deliver to the holders of the Notes the number of Class B Units that they are required to deliver and Parent agrees to issue to the holders of the Notes the number of Class B Shares that the Issuers are obligated to deliver, and the Issuers hereby direct Parent to deliver, or cause to be delivered, such Class B Shares to the holders of the Notes on behalf of the Issuers in accordance with the Indenture. Any Class B Units and Class B Shares delivered by the Issuers and Parent to the holders of the Notes on behalf of the Issuers shall be upon issuance by the Issuers or Parent free from all taxes, liens and charges with respect to the issue thereof and, in the case of the Class B Shares, fully paid and non-assessable.
4.    Parent hereby agrees that if Parent issues “restricted securities” (within the meaning of Rule 144(a)(3) under the Act) to holders of the Notes pursuant to paragraph 1 hereof, Parent shall make available and deliver to such holders such information and reports as Clearwire Communications would be required pursuant to the Indenture to provide to such holders of the Notes; provided that if Parent or Clearwire Communications has electronically filed with the Securities and Exchange Commission’s Next-Generation EDGAR system (or any successor system) the reports described in Section 10.06(a) of the Indenture (including any consolidating information required by Section 10.06(b) of the Indenture, unless otherwise provided to the Trustee and the Holders), Parent and the Issuers shall be deemed to have satisfied the requirements of this paragraph 3.
5.    Parent hereby agrees to notify the Issuers promptly upon the occurrence of any event that would cause an adjustment to the amount of Class A Shares or Class B Units and Class B Shares, as applicable, required to be delivered by the Issuers upon exchange of the Notes as set forth in the Indenture.
6.    Upon any such issuance of Class A Shares, Clearwire Communications shall, in accordance with Section 7.6 and Section 7.7 of its Amended and Restated Operating Agreement (as amended, the “Operating Agreement”), issue to Parent on a concurrent basis a number of (a) “Voting Units” and a number of “Class A Common Units,” (each as defined in the Operating Agreement) in each case equal to the number of Class A Shares so issued. Upon any such issuance of Class B Units and Class B Shares, Clearwire Communications shall, in accordance with Section 7.7 of its Operating Agreement issue to Parent on a concurrent basis a number of “Voting Units” (as defined in the Operating Agreement) equal to the number of Class B Shares so issued.
7.    The Issuers hereby agree to indemnify Parent and each of its directors and officers (each, an “Indemnified Party”) against, and agree to hold, save and defend each Indemnified Party harmless from, any loss, expense or damage (including, without limitation, reasonable attorneys’ fees and expenses and court costs actually incurred) suffered or incurred by an Indemnified Party by reason of anything such Indemnified Party may in good faith do or refrain from doing for or on behalf of the Issuers pursuant to this Agreement; provided, however, that the Issuers shall not be required to indemnify an Indemnified Party for any loss, expense or damage that such Indemnified Party may suffer or incur as a result of its willful misconduct or gross negligence.
8.    Miscellaneous.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.
(b)    Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.
(c)    In the event that any claim of inconsistency between this Agreement and the terms of the Indenture arise, as they may from time to time be amended, the terms of the Indenture shall control.
(d)    If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among us to the full extent permitted by applicable law.
(e)    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights to any other person, except that the holders of the Notes shall be deemed third-party beneficiaries of this Agreement and shall be entitled to enforce the provisions of this Agreement as if they were parties hereto.
(f)    This Agreement may not be assigned by either party without the prior written consent of both parties.
(g)    Notwithstanding paragraph 7(e) herein, the Issuers and Parent may amend, modify or waive any provision of this Agreement without the consent of the holders of the Notes. If any provision of this Agreement is amended, modified or waived, Clearwire Communications shall promptly thereafter notify the holders of the Notes and the Trustee of such amendment, modification or waiver.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

CLEARWIRE COMMUNICATIONS LLC
By: /s/ Hope F. Cochran
Name: Hope F. Cochran     Title: Chief Financial Officer

CLEARWIRE FINANCE, INC.
By: /s/ Hope F. Cochran
Name: Hope F. Cochran     Title: Chief Financial Officer

CLEARWIRE CORPORATION
By: /s/ Hope F. Cochran
Name: Hope F. Cochran     Title: Chief Financial Officer

[Signature Page for Stock Delivery Agreement]
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